SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                                _______________

               Date of Report (Date of Earliest Event Reported)
                               January 14, 2003

                               KMART CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


           Michigan                        1-327                 38-0729500
           --------                        -----                 ----------
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation) No.)                                     Identification



3100 West Big Beaver Road, Troy, Michigan                              48084
-----------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

                                (248) 463-1000
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             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
-----------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 5.    Other Events.

         Kmart Corporation ("Kmart") issued a press release, dated January 14, 2003, in which it announced a number of significant developments as it prepares to complete its fast-track reorganization and emerge from Chapter 11 by April 30, 2003, including that: (i) it has received a commitment for up to $2 billion in exit financing for use upon Kmart's emergence from Chapter 11;
(ii) its Board of Directors has approved in principle a five-year business plan and a framework for an all-equity plan of reorganization and has directed the Company's management and advisors to complete negotiations with the statutory committees representing the Company's stakeholders as to the final terms of the plan; (iii) it has completed a review of its store portfolio and distribution network and, subject to bankruptcy court approval, will close 326 stores and one distribution center; and (iv) it has entered into an amendment to its DIP credit facility to permit the store closings and adjust certain covenants to provide Kmart with additional flexibility under the DIP credit facility. Kmart also announced that it has filed its monthly operating report for December 2002.

         Copies of the commitment letter for the $2 billion exit financing and the Fourth Amendment to the Revolving Credit and Guaranty Agreement are attached hereto as Exhibits 4.1 and 4.2, respectively. A copy of the press release is attached hereto as Exhibit 99.1. Kmart has filed its monthly operating report for December 2002 under cover of a separate Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


   Exhibit No.         Document Description

       4.1             Commitment Letter, dated January 13, 2003
       4.2 Fourth Amendment to Revolving Credit and Guaranty Agreement, dated January 9, 2003
       99.1            Press Release, dated January 14, 2003

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 15, 2003
                                          KMART CORPORATION


                                          By:   /s/ A.A. Koch
                                             ---------------------------
                                          Name: A.A. Koch
                                          Title: Chief Financial Officer


                                 EXHIBIT INDEX


     Exhibit No.        Document Description
         4.1            Commitment Letter, dated January 13, 2003
         4.2            Fourth Amendment to Revolving Credit and Guaranty
                        Agreement,
                        dated January 9, 2003
        99.1            Press Release, dated January 14, 2003

                                                                  Exhibit 4.1



                     GENERAL ELECTRIC CAPITAL CORPORATION
                                500 West Monroe
                            Chicago, Illinois 60661


                       GECC CAPITAL MARKETS GROUP, INC.
                              3001 Summer Street
                          Stamford, Connecticut 06927


                           FLEET RETAIL FINANCE INC.
                                40 Broad Street
                          Boston, Massachusetts 02108


                            FLEET SECURITIES, INC.
                              100 Federal Street
                          Boston, Massachusetts 02110


                             BANK OF AMERICA, N.A.
                              335 Madison Avenue
                           New York, New York 10017


                        BANC OF AMERICA SECURITIES LLC
                              100 N. Tryon Street
                        Charlotte, North Carolina 28255


January 13, 2003

                                 CONFIDENTIAL




Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan  48084
Attn:  Al Koch, Chief Financial Officer

Re: Plan of Reorganization Financing Commitment for Kmart Corporation

Ladies and Gentlemen:

You have advised each of General Electric Capital Corporation ("GE Capital" or "Administrative Agent"), GECC Capital Markets Group, Inc. ("GECMG"), Fleet Retail Finance Inc. ("FRFI"), Fleet Securities, Inc. ("FSI"), Bank of America, N.A. ("BofA") and Banc of America Securities LLC ("BAS") that Kmart Corporation ("Kmart", the "Company", or the "Borrower") is seeking up to $2,000,000,000 of financing (the "Financing") as a reorganized debtor under a plan of reorganization (the "Plan of Reorganization") to be confirmed in the bankruptcy case (the "Bankruptcy Case") commenced under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court (the "Bankruptcy Court").

We anticipate that upon the effective date of the Plan of Reorganization (as defined in the Plan of Reorganization, the "Effective Date"), any new investors and the current holders of Kmart's existing, pre-petition indebtedness will own 100% of the equity of Kmart.

You have asked that the Financing include a $2,000,000,000 Senior Secured Revolving Credit Facility ("Revolver").

Based on each of our understandings of the transaction described above and the information which you have provided to us to date, each of GE Capital, FRFI and BofA (GE Capital, FRFI and BofA are sometimes referred to herein collectively as the "Initial Lenders" and each, an "Initial Lender") is pleased to offer its commitment to provide (i) $750,000,000 in the case of GE Capital, (ii) $750,000,000 in the case of FRFI and (iii) $500,000,000 in the case of BofA, of the Financing described in this commitment letter (this "Commitment Letter"), with a total facility of $2,000,000,000, subject to the following terms and conditions. The respective commitments of the Initial Lenders hereunder shall be several and not joint.

T
                               SUMMARY OF TERMS

BORROWER.                                   Kmart as reorganized debtor under
                                            the Financing.

GUARANTORS.                                 Certain of the direct and indirect
                                            domestic subsidiaries of the
                                            Borrower that are no longer
                                            debtors in the Bankruptcy Case to
                                            be determined, and any parent
                                            holding company of the Borrower.

ADMINISTRATIVE AGENT.                       GE Capital.

CO-LEAD ARRANGERS.                          GECMG, FSI and BAS (collectively, the "Co-Arrangers").

CO-BOOK RUNNERS.                            GECMG, FSI and BAS.

CO-SYNDICATION
AGENTS.                                     FRFI and BofA.

CO-COLLATERAL
AGENTS.                                     GE Capital and FRFI.


LENDERS.                                    The Initial Lenders and other lenders acceptable to the
                                            Administrative Agent and Borrower (Borrower's approval
                                            not to be unreasonably withheld).

AMOUNT.                                     $2,000,000,000 (including a Letter of Credit
                                            Sub-facility of up to $800,000,000 and a swingline
                                            facility in an amount to be determined) or such lesser
                                            amount as the Borrower may elect prior to the Closing
                                            Date (as hereinafter defined). Letters of Credit would
                                            be issued by an Initial Lender and/or one of its
                                            affiliates or another bank, and on terms, reasonably
                                            acceptable to the Administrative Agent and set forth in
                                            the definitive credit documentation, and would be
                                            guaranteed or otherwise backed by all Lenders. A portion
                                            of this facility in an amount not to exceed $200,000,000
                                            may take the form of a synthetic term loan facility
                                            using credit-linked deposits on terms set forth in the
                                            definitive Financing documentation.

TERM.                                       Thirty-Six (36) months.

AVAILABILITY.                               The lesser of (1) $2,000,000,000 and (2) the sum of (a)
                                            the lesser of (i) 65% of Borrower's and Guarantors'
                                            eligible inventory valued at the lower of cost (FIFO) or
                                            market or (ii) 80% of the appraised net going out of
                                            business value of Borrower's and Guarantors' eligible
                                            inventory and (b) the lesser of (i) 50% of Borrower's
                                            and Guarantors' eligible in-transit inventory covered by
                                            Letters of Credit valued at the lower of cost (FIFO) or
                                            market or (ii) 60% of the appraised net going out of
                                            business value of Borrower's and Guarantors' eligible
                                            in-transit inventory covered by Letters of Credit under
                                            the Letter of Credit subfacility. Appraisals would be
                                            subject to no more than quarterly updates in the first
                                            year (with semi-annual updates thereafter) absent an
                                            event of default under the Financing (an "Event of
                                            Default"). Eligible inventory would be determined based
                                            on standards at least as favorable to the Borrower as
                                            exist in the existing DIP facility.

                                            The Administrative Agent may from time to time establish
                                            or modify advance rates, standards of eligibility and
                                            reserves against availability in the Administrative
                                            Agent's reasonable and customary credit judgment upon
                                            ten (10) business days' notice to Borrower; provided
                                            that if (i) an Event of Default has occurred or (ii)
                                            Excess Availability (as hereinafter defined) has been
                                            less than the then applicable Minimum Covenant Trigger
                                            (as hereinafter defined) for the immediately preceding
                                            period of 5 consecutive days, the Administrative Agent
                                            may establish or modify advance rates, standards of
                                            eligibility and reserves against availability in its
                                            reasonable and customary credit judgment without notice
                                            to Borrower; provided further, if the event described in
                                            clause (ii) shall occur once, and thereafter, Excess
                                            Availability is less than the then applicable Minimum
                                            Covenant Trigger at any time thereafter within a time
                                            period to be agreed upon, for all such subsequent
                                            occurrences, Administrative Agent may establish or
                                            modify advance rates, standards of eligibility and
                                            reserves against availability in its reasonable and
                                            customary credit judgment without notice to Borrower.
                                            The face amount of all letters of credit outstanding
                                            under the Letter of Credit Sub-facility would be
                                            reserved in full against availability. Reserves will not
                                            include a 5% holdback as per Kmart's existing DIP
                                            facility. No reserves will be established for (a) cash
                                            management unless (i) any bank at which the
                                            concentration accounts are maintained requires the
                                            Administrative Agent to guaranty or backstop any claims
                                            that such bank may have against the Collateral (as
                                            hereinafter defined) or (ii) such bank otherwise asserts
                                            a claim against the Collateral which is not permitted by
                                            the cash management agreements referred to in this
                                            Commitment Letter; provided, however, that in no event
                                            will the Administrative Agent establish reserves with
                                            respect to local depository accounts in respect of which
                                            a Letter of Direction (as hereinafter defined) has been
                                            sent to the applicable depository bank, (b) the accrued
                                            and unpaid Martha Stewart royalty unless it exceeds
                                            $25,000,000 in which case a reserve will be established
                                            in the amount of such excess or (c) rental expenses for
                                            stores and distribution centers so long as the Borrower
                                            has certified as of the date of the most recent
                                            borrowing base certificate delivered on or about the
                                            last day of each calendar month that the rental expenses
                                            that are due and payable for at least 95% of all stores
                                            and 100% of all distribution centers have been paid
                                            current as of the immediately preceding calendar month.
                                            In the event the condition set forth in clause (c)
                                            cannot be met, then the Administrative Agent shall be
                                            entitled to impose a reserve against the borrowing base
                                            in the Administrative Agent's reasonable and customary
                                            credit judgment solely in respect (i) of stores for
                                            which rent is overdue and which are located in states in
                                            which the landlord would have a priming lien by
                                            operation of law and (ii) distribution centers for which
                                            rent is overdue, unless, in each case, the
                                            Administrative Agent has received a landlord's lien
                                            waiver in form and substance reasonably satisfactory to
                                            it signed by such landlord.

USE OF PROCEEDS.                            Loans made at closing (the "Closing Date") would be used
                                            to repay certain post-petition secured indebtedness on
                                            the Effective Date, to otherwise enable Borrower to
                                            consummate the Plan of Reorganization (including
                                            payments (a)(i) to a class of convenience claims in an
                                            amount not to exceed $20,000,000 in the aggregate and
                                            (ii) in respect of any pre-petition letters of credit
                                            that have not been replaced with a Letter of Credit
                                            under the Financing in an amount not to exceed
                                            $15,000,000 in the aggregate; provided that in no event
                                            shall payments permitted under this clause (a) exceed
                                            $30,000,000 in the aggregate and (b) in respect of
                                            pre-petition claims otherwise entitled to payment in
                                            cash or priority pursuant to the Bankruptcy Code or
                                            prior Bankruptcy Court order, in each case, to the
                                            extent reflected in the Business Plan (or a subsequent
                                            business plan delivered by the Borrower which is
                                            consistent in all material respects with the Business
                                            Plan) as used herein, the "Permitted Pre-Petition Claim
                                            Payments"), but excluding payments of any other
                                            pre-petition claims) on the Effective Date and to fund
                                            certain fees and expenses associated with the Financing.
                                            Loans made after the Closing Date would be used for
                                            Borrower's working capital and other general corporate
                                            purposes, including permitted capital expenditures.

INTEREST.                                   For all loans, at Borrower's option, either (i) absent
                                            an Event of Default, 1, 2, 3 or 6-month reserve-adjusted
                                            LIBOR plus the Applicable Margin or (ii) floating at the
                                            Index Rate (higher of Prime or 50 basis points over Fed
                                            Funds) plus the Applicable Margin.

                                            Interest would be payable monthly in arrears (except
                                            LIBOR) and calculated on the basis of a 360-day year
                                            (or, in the case of Index Rate Loans, a 365/6-day year)
                                            and actual days elapsed. Customary LIBOR mechanics and
                                            breakage fees would be set forth in the definitive
                                            Financing documents. Interest on LIBOR loans would be
                                            adjusted and payable at the end of each interest period,
                                            except that in the case of LIBOR periods greater than
                                            three months in duration, interest would be payable at
                                            three-month intervals and on the expiration of such
                                            LIBOR periods.

APPLICABLE MARGINS.                         The Applicable Margins shall be per annum rates as set forth below:

                                                     Applicable Revolver Index Margin            2.50%

                                                     Applicable Revolver LIBOR Margin            3.50%

                                                     Applicable L/C Margin                       3.50%

                                            Applicable Margins shall be subject to downward
                                            adjustment, prospectively, based on Borrower's
                                            consolidated financial performance and Excess
                                            Availability in accordance with a grid to be determined.
                                            The definitive Financing documentation will contain
                                            provisions regarding the delivery of financial
                                            statements, and the timing and mechanics of subsequent
                                            prospective adjustments in the Applicable Margins. If a
                                            default under the Financing documentation is continuing
                                            at the time that a reduction in Applicable Margins is to
                                            be implemented, that reduction will be deferred until
                                            the first month commencing after the cure or waiver
                                            thereof.

FEES.                                       In addition to the fees payable to the Administrative
                                            Agent (on behalf of itself and the other Lenders) as
                                            specified in the fee letter between Kmart and the
                                            Administrative Agent of even date herewith (the "Fee
                                            Letter"), the following fees would be payable to the
                                            Administrative Agent under the Financing documentation.

                                            Unused Facility Fee equal to 0.50% per annum (calculated
                                            on the basis of a 360-day year and actual days elapsed)
                                            on the average unused daily balance of the Revolver,
                                            payable monthly in arrears.

                                            Letter of Credit Fee equal to the Applicable L/C Margin
                                            (calculated on the basis of a 360-day year and actual
                                            days elapsed) on the face amount of the letters of
                                            credit, plus a fronting fee of 0.25%, payable monthly in
                                            arrears, plus any reasonable costs and expenses incurred
                                            by the Administrative Agent in arranging for the
                                            issuance or guaranty of Letters of Credit not issued by
                                            an Initial Lender plus any charges assessed by the
                                            issuing bank.

DEFAULT RATES.                              Default interest and Letter of Credit Fee at 2%
                                            above the rate otherwise applicable shall accrue during
                                            the continuance of (i) any payment or bankruptcy Event
                                            of Default or (ii) any other Event of Default if the
                                            Administrative Agent or the requisite Lenders have given
                                            the Borrower written notice during the continuance of
                                            such Event of Default that the Default Rates shall
                                            apply. Such interest and fees will be payable on demand.

SECURITY.                                   To secure the Financing and all obligations of Borrower
                                            and the Guarantors in connection therewith, GE Capital,
                                            as the Administrative Agent for itself and for the
                                            ratable benefit of all Lenders, would receive a fully
                                            perfected first priority security interest in all of the
                                            following property, whether now existing or hereafter
                                            arising, of Borrower and each Guarantor (the
                                            "Collateral"): (a) all inventory of any kind wherever
                                            located other than inventory consigned to the Borrower
                                            or any Guarantor ("Inventory"); (b) all documents of
                                            title for any Inventory; (c) all claims and causes of
                                            action in any way relating to any of the Inventory; (d)
                                            all bank accounts into which any proceeds of Inventory
                                            are deposited (including all cash and other funds on
                                            deposit therein, but provided that the Administrative
                                            Agent will not seek to perfect its security interest in
                                            local depository accounts through control agreements);
                                            (e) all books and records relating to any of the
                                            foregoing; (f) all general intangibles (other than
                                            intellectual property, except to the extent of software
                                            which is necessary or advisable, in the Administrative
                                            Agent's opinion, to monitor, sell or otherwise deal with
                                            the Collateral) in any way related to any of the
                                            Inventory, (g) to the extent not prohibited by
                                            applicable law, customer scripts, including, without
                                            limitation, customer prescription lists relating to the
                                            pharmaceutical Inventory, (h) accounts receivable
                                            constituting credit card receivables, and (i) all
                                            substitutions, replacements, accessions, products or
                                            proceeds (including, without limitation, insurance
                                            proceeds and proceeds constituting accounts receivable)
                                            of any of the foregoing. In addition, the Administrative
                                            Agent would have the right, on behalf of the Borrower
                                            and the Guarantors (as applicable), to utilize, at no
                                            cost or expense, any tradenames, trademarks, copyrights
                                            or other intellectual property to the extent necessary
                                            or appropriate in order to sell, lease or otherwise
                                            dispose of any of the Collateral; provided, in the case
                                            of licenses, Kmart shall retain the right to sub-license
                                            such intellectual property to the extent such
                                            sub-licensing could not reasonably be expected to
                                            interfere with the Administrative Agent's rights and
                                            remedies with respect to the Collateral. No negative
                                            pledge will be required on the non-Collateral assets of
                                            Borrower, each Guarantor or their subsidiaries, except
                                            to the extent set forth in the Exhibit A hereto.

                                            All Collateral will be free and clear of other liens,
                                            claims and encumbrances, except permitted liens
                                            (including, without limitation, PACA claims) and other
                                            encumbrances acceptable to the Administrative Agent.

                                            All obligations of Borrower and the Guarantors under the
                                            Financing would be (i) cross-defaulted to each other and
                                            to all other material indebtedness of Borrower and each
                                            Guarantor and (ii) cross collateralized with each other.

MANDATORY PREPAYMENTS.                      No mandatory commitment reduction or prepayments will be
                                            required upon disposition of assets, sale of equity, for
                                            excess cash flow or otherwise. Mandatory prepayment (but
                                            no concurrent commitment reduction) to the extent usage
                                            exceeds availability.

VOLUNTARY PREPAYMENTS.                      Permitted without any premium or penalty, other than customary
                                            LIBOR breakage costs.

FINANCIAL REPORTING.                        The Financing documentation would require Borrower, on a
                                            monthly basis, to provide to the Administrative Agent
                                            internally prepared financial statements. Annually,
                                            Borrower would be required to provide audited
                                            consolidated financial statements certified by one of
                                            the "Big Four" accounting firms or a firm otherwise
                                            acceptable to the Administrative Agent, a board approved
                                            operating plan for the subsequent year which would
                                            include the budget and operating profit and cash flow
                                            projections, and a management letter from Borrower's
                                            auditors. Borrower would provide borrowing base
                                            certificates and other reports at the times, and on the
                                            terms set forth in the DIP facility and other
                                            information reasonably requested by the Administrative
                                            Agent; provided that in the event that Availability
                                            minus outstanding utilization of the facility
                                            (including, without duplication, outstanding revolving
                                            advances, the undrawn amount of outstanding letters of
                                            credit and outstanding swingline loans and outstandings
                                            under the synthetic term loan, if any) ("Excess
                                            Availability") is (a) greater than or equal to (i)
                                            $1,000,000,000, borrowing base certificates will only be
                                            required to be delivered on a monthly basis or (ii)
                                            $750,000,000 but less than $1,000,000,000, borrowing
                                            base certificates will only be required to be delivered
                                            on a bi-weekly basis or (b) less than $750,000,000,
                                            borrowing base certificates will be required to be
                                            delivered on a weekly basis. All financial statements
                                            shall be compared to budget and prior comparable period
                                            and prepared on a consolidated basis.

DOCUMENTATION.                              See Exhibit A hereto.

SYNDICATION.                                Upon acceptance of this Commitment Letter, the
                                            Co-Arrangers will initiate discussions with potential
                                            lenders relating to the syndication of the Financing. It
                                            is expressly understood by the Borrower that the Initial
                                            Lenders, through the Co-Arrangers, intend to syndicate
                                            the Financing to allow the Initial Lenders to sell down
                                            the Financing to their respective desired hold
                                            positions. Borrower will agree to a syndication
                                            timetable that allows for the primary syndication of the
                                            Financing prior to the Closing Date. Each of the Initial
                                            Lender's commitments hereunder is expressly subject to
                                            Borrower's compliance with the terms hereof, the Fee
                                            Letter and of that certain letter agreement dated as of
                                            the date hereof by and among the Borrower, GE Capital,
                                            FRFI, FSI, BofA and BAS (the "Syndication Letter").
                                            Notwithstanding anything contained in this paragraph,
                                            but assuming the Borrower's compliance with the terms
                                            hereof, the Fee Letter and the Syndication Letter, the
                                            success of the syndication will not be a condition
                                            precedent to the closing of the Financing.

                                            The Co-Arrangers would syndicate the Financing with the
                                            assistance of Borrower. Such assistance shall include,
                                            but not be limited to (i) prompt assistance in the
                                            preparation of the Information Memorandum and the
                                            verification of the completeness and accuracy of the
                                            information contained therein; (ii) preparation of
                                            offering materials and projections by Borrower and its
                                            advisors taking into account the proposed Financing;
                                            (iii) providing the Co-Arrangers with all information
                                            reasonably deemed necessary by the Co-Arrangers to
                                            successfully complete the syndication; (iv) confirmation
                                            as to the accuracy (or reasonableness of assumptions in
                                            the case of projections) and completeness in all
                                            material respects of such offering materials and
                                            information, and (v) participation of Borrower's senior
                                            management in meetings and conference calls with
                                            potential lenders and rating agencies, if applicable, at
                                            such times and places as the Co-Arrangers may reasonably
                                            request.

                                            Each of the Co-Arrangers reserves the right to provide
                                            industry trade organizations information necessary and
                                            customary for inclusion in league table measurements
                                            after closing of the Financing.

ASSIGNMENTS.                                The Lenders will be permitted to assign their loans and
                                            commitments in a minimum amount of $10,000,000 for the
                                            revolving tranche of the Financing and $2,500,000 for
                                            the institutional tranche of the Financing, subject in
                                            the case of assignments to persons other than affiliates
                                            of Lenders or existing Lenders, to the consent of the
                                            Administrative Agent and, in the absence of an Event of
                                            Default, the Borrower.

VOTING.                                     Waivers and amendments of the documentation for the
                                            Financing will require the consent of a majority of the
                                            Lenders, provided that the consent of (a) 80% of the
                                            Lenders will be required for an increase in the advance
                                            rates, (b) 66-2/3% of the Lenders will be required for
                                            (i) any waivers or amendments that would result in
                                            increased availability in the eligibility criteria for
                                            determining Eligible Inventory, and (ii) any waiver or
                                            amendment that would lower the Excess Availability
                                            covenant and (c) 100% of the Lenders will be required
                                            for items which the unanimous vote of the Lenders is
                                            customary; it being understood that only the consent of
                                            a majority of the Lenders will be required for
                                            amendments and waivers in respect of (x) the EBITDA
                                            covenant and (y) additional asset sales and store
                                            closures and releases of liens on related assets unless
                                            such sales or closures are being made in connection with
                                            a sale of all or substantially all of the Collateral (it
                                            being understood that proceeds of dispositions of
                                            Collateral shall be applied to repay outstanding
                                            advances to the extent that such disposition results in
                                            an overadvance).

OTHER TERMS AND CONDITIONS.                 Each of the Initial Lender's commitments with respect to
                                            the Financing is conditioned upon satisfaction of the
                                            following conditions as of the Closing Date, and the
                                            definitive Financing documentation will require, among
                                            other things, compliance with the following covenants
                                            (all in form and substance acceptable to the Initial
                                            Lenders to the extent provided below):

                                            o       Satisfactory completion of all business and
                                                    legal due diligence set forth on Schedules 1 and
                                                    2 hereto, respectively. Appraisals in form and
                                                    substance similar to those issued in connection
                                                    with the DIP facility or otherwise acceptable to
                                                    the Administrative Agent reflecting net
                                                    appraised inventory values of at least
                                                    $2,350,000,000 or otherwise at lower levels
                                                    acceptable to the Administrative Agent. The
                                                    initial appraisal would be performed by Abacus
                                                    and any subsequent appraisals would be performed
                                                    by Abacus or such other appraisers retained by
                                                    the Administrative Agent in consultation with
                                                    the Borrower.

                                            o       Borrower shall have obtained confirmation of the
                                                    Plan of Reorganization and the terms of each of
                                                    (a)(i) the Plan of Reorganization (which shall
                                                    not permit the payment of pre-petition claims
                                                    (other than (x) through the issuance of (i)
                                                    equity securities and/or (ii) debt securities
                                                    reflected in the Business Plan as other
                                                    long-term liabilities or otherwise on terms
                                                    acceptable to the Initial Lenders in their
                                                    reasonable credit judgment and (y) payment of
                                                    the Permitted Pre-Petition Claim Payments)),
                                                    (ii) the Borrower's disclosure statement and
                                                    (iii) all orders of the Bankruptcy Court
                                                    approving the Plan of Reorganization, this
                                                    Commitment Letter, and the Financing, or
                                                    affecting the rights, remedies and obligations
                                                    of the Administrative Agent and Lenders
                                                    hereunder and thereunder, shall be in form and
                                                    substance reasonably acceptable to the Initial
                                                    Lenders in all material respects.

                                            o       The Plan of Reorganization shall have been
                                                    confirmed by a final order entered by the
                                                    Bankruptcy Court (the "Confirmation Order") in
                                                    form and substance reasonably acceptable to the
                                                    Initial Lenders in all material respects, and
                                                    which has not been stayed by the Bankruptcy
                                                    Court or by any other court having jurisdiction
                                                    to issue any such stay. The Confirmation Order
                                                    shall have been entered upon proper notice to
                                                    all parties to be bound by the Plan of
                                                    Reorganization, all as may be required by the
                                                    Bankruptcy Code, the Federal Rules of Bankruptcy
                                                    Procedure, order of the Bankruptcy Court, and
                                                    any applicable local bankruptcy rules. Moreover,
                                                    (i) the time to appeal the Confirmation Order or
                                                    to seek review, rehearing or certiorari with
                                                    respect to the Confirmation Order must have
                                                    expired, (ii) unless otherwise waived by the
                                                    Administrative Agent, no appeal or petition for
                                                    review, rehearing or certiorari with respect to
                                                    the Confirmation Order may be pending and (iii)
                                                    the Confirmation Order must otherwise be in full
                                                    force and effect. The Effective Date shall have
                                                    occurred or shall occur concurrently with the
                                                    closing of the Financing.

                                            o       All conditions to the Effective Date shall have
                                                    been satisfied or waived and the Initial Lenders
                                                    shall have received satisfactory evidence
                                                    thereof.

                                            o       The Financing documents will permit asset sales,
                                                    including (i) asset sales in connection with
                                                    sale/leaseback transactions permitted under the
                                                    indebtedness covenant, (ii) sales of stores and
                                                    distribution centers to be closed which are
                                                    identified prior to execution of this Commitment
                                                    Letter by the Borrower and consistent in all
                                                    material respects with the closures contemplated
                                                    by the business plan dated January 13, 2003 and
                                                    delivered to the Initial Lenders on January 10,
                                                    2003 (the "Business Plan"), (iii) sales of
                                                    inventory in the ordinary course of business,
                                                    (iv) sales of obsolete or worn-out property in
                                                    the ordinary course of business which is no
                                                    longer useful, in the Borrower's reasonable
                                                    business judgment, in the conduct of the
                                                    Borrower's and Guarantor's businesses, (v)
                                                    transfers resulting from the casualty or
                                                    condemnation of property or assets, (vi) sales
                                                    of surplus assets in the ordinary course of
                                                    business, (vii) transfers of assets among the
                                                    Borrower and the Guarantors, and (viii) other
                                                    sales of assets with a book value not exceeding
                                                    $450,000,000 in the aggregate during the term of
                                                    the Financing.

                                            o       Financial covenants comprised of: (a) minimum
                                                    Excess Availability of $100,000,000 at all
                                                    times, (b) maximum CAPEX and (c) a minimum
                                                    EBITDA (to be defined in a mutually satisfactory
                                                    manner, but in any event to include an add-back
                                                    for non-cash charges) covenant at levels to be
                                                    determined (based on an annual cushion of
                                                    $150,000,000 off of EBITDA set forth in the
                                                    Business Plan) for the most recently reported
                                                    twelve month period (provided that until the
                                                    first anniversary of the Closing Date, minimum
                                                    EBITDA shall build up to a rolling twelve month
                                                    period with an EBITDA cushion in an amount not
                                                    to exceed $15,000,000 per month so long as the
                                                    aggregate annual EBITDA cushion shall not exceed
                                                    $150,000,000 for the applicable fiscal period)
                                                    to be triggered in the event that minimum Excess
                                                    Availability is less than $400,000,000 from each
                                                    January through July and $250,000,000 from each
                                                    August through December during the Term of the
                                                    Financing (the "Minimum Covenant Trigger"). Once
                                                    implemented, compliance with the minimum EBITDA
                                                    covenant will be tested on a monthly basis. In
                                                    the event that the minimum EBITDA covenant is
                                                    triggered as set forth herein, Borrower would be
                                                    allowed to avoid further minimum EBITDA testing
                                                    to the extent that (i) Borrower is in compliance
                                                    with the then applicable minimum EBITDA
                                                    covenant, (ii) Borrower maintains average Excess
                                                    Availability above the then applicable Minimum
                                                    Covenant Trigger for five (5) consecutive
                                                    business days and (iii) Borrower continues to
                                                    maintain Excess Availability above the then
                                                    applicable Minimum Covenant Trigger level (the
                                                    "EBITDA Covenant Release"). Notwithstanding the
                                                    foregoing, to the extent minimum Excess
                                                    Availability is less than the then applicable
                                                    Minimum Covenant Trigger at any time after the
                                                    date of the second EBITDA Covenant Release, a
                                                    minimum EBITDA covenant for the most recently
                                                    reported twelve month period (as calculated
                                                    above) will be instituted and remain in place
                                                    for the term of the Financing, with compliance
                                                    to be tested on a monthly basis.

                                            o       Borrower will use its commercially reasonable
                                                    efforts to obtain landlord/mortgagee/bailee
                                                    waivers as of the Closing Date (provided that
                                                    such efforts shall only be required for the
                                                    distribution centers) and thereafter, Borrower
                                                    will be required to use such efforts to obtain
                                                    landlord/mortgagee/bailee waivers for facilities
                                                    at which any Collateral is located not in
                                                    existence on the Closing Date).

                                            o       Consignments or similar filings will be
                                                    permitted with respect to Inventory consigned to
                                                    the Borrower or any Guarantor.

                                            o       Limitations on commercial transactions,
                                                    management agreements, service agreements, and
                                                    borrowing transactions between Borrower, each
                                                    Guarantor and their respective officers,
                                                    directors, employees and affiliates; it being
                                                    understood that transactions permitted amongst
                                                    the Borrower and the Guarantors under the
                                                    documentation for the Financing will be
                                                    permitted.

                                            o       Limitations on, or prohibitions of, cash
                                                    dividends or other distributions to equity
                                                    holders of Borrower and any other equity holder
                                                    which is not a Guarantor of the Financing,
                                                    payments in respect to subordinated debt,
                                                    payment of management fees to affiliates and
                                                    redemption of common or preferred stock of the
                                                    Borrower or any parent holding company of the
                                                    Borrower; provided that, in the event that any
                                                    new equity investor or controlling shareholder
                                                    makes a capital contribution to the Borrower or
                                                    its parent holding company, as applicable, a
                                                    capital distribution may be paid to such person
                                                    in an amount equal to such capital contribution
                                                    to the extent that (i) average Excess
                                                    Availability is greater than $1,000,000,000 for
                                                    thirty (30) consecutive days immediately prior
                                                    to the date of such proposed distribution and is
                                                    projected to exceed $1,000,000,000 for ninety
                                                    (90) consecutive days immediately after giving
                                                    effect to such distribution and, (ii) no Event
                                                    of Default has occurred, both before and after
                                                    giving effect to the payment of such capital
                                                    distribution; and provided further that, if the
                                                    Borrower delivers to the Administrative Agent an
                                                    officer's certificate together with its audited
                                                    financial statements demonstrating that, as of
                                                    the last day of the immediately preceding fiscal
                                                    year, the Borrower and the Guarantors have
                                                    positive excess cash flow (to be defined as
                                                    agreed in the definitive Financing
                                                    documentation, "Excess Cash Flow") as of such
                                                    date, then the Borrower shall be permitted to
                                                    use 50% of such Excess Cash Flow to, during the
                                                    then-current fiscal year, either to make a
                                                    one-time repayment or prepayment of any
                                                    indebtedness for borrowed money owing to any new
                                                    investor issued pursuant to the Plan of
                                                    Reorganization or a one-time cash distribution
                                                    to the equity holders, but in either case, only
                                                    to the extent that (i) average Excess
                                                    Availability is greater than $1,000,000,000 for
                                                    thirty (30) consecutive days immediately prior
                                                    to the date of such payment or distribution and
                                                    is projected to exceed $1,000,000,000 for ninety
                                                    (90) consecutive days immediately after giving
                                                    effect to such payment or distribution and, (ii)
                                                    no Event of Default has occurred, both before
                                                    and after giving effect to any such payment or
                                                    distribution.

                                            o       Satisfactory opinions of counsel (including
                                                    local counsel as may reasonably be requested)
                                                    reasonably acceptable to the Administrative
                                                    Agent.

                                            o       Borrower will be permitted to grant liens on its
                                                    owned real estate in favor of its trade
                                                    creditors and enter into Subordination Rights
                                                    Agreements (as hereinafter defined) with respect
                                                    to its leasehold real estate, subject to
                                                    intercreditor arrangements regarding the
                                                    Administrative Agent's access to the premises
                                                    and enforcement in respect of liens on the
                                                    Collateral, in each case, on terms and
                                                    conditions reasonably satisfactory to the
                                                    Administrative Agent. As used herein,
                                                    "Subordination Rights Agreements" shall mean
                                                    agreements (which shall not (a) apply to or
                                                    affect (i) the Administrative Agent or any
                                                    Lender or their respective rights and remedies
                                                    under the definitive Financing documentation,
                                                    (ii) any person providing financing in respect
                                                    of any such real estate or (b) restrict the
                                                    Borrower's ability to encumber or sell the
                                                    leasehold real estate of the Borrower) pursuant
                                                    to which certain pre-petition claimants in the
                                                    Bankruptcy Case agree to subordinate their
                                                    rights to the proceeds of any leasehold real
                                                    estate of the Borrower to the rights of the
                                                    trade creditors (or any agent appointed on
                                                    behalf of the trade creditors) to such proceeds.

                                            o       Receipt of all necessary or appropriate third
                                                    party and governmental waivers and consents,
                                                    compliance with applicable laws, decrees and
                                                    material agreements or obtaining of applicable
                                                    consents and waivers.

                                            o       The Initial Lenders shall have received
                                                    Borrower's consolidated financial statements for
                                                    the period ending January 31, 2003 and, to the
                                                    extent available, its audited financial
                                                    statements for such period.

                                            o       Cash management system to be acceptable to the
                                                    Administrative Agent and Borrower. The
                                                    Administrative Agent shall have full cash
                                                    dominion over concentration accounts by means of
                                                    springing lock boxes and blocked account
                                                    agreements in the event (i) a payment Event of
                                                    Default or a financial covenant Event of Default
                                                    occurs unless (A) a majority of the Lenders
                                                    agree to waive the requirement for cash dominion
                                                    and such Event of Default and (B) average Excess
                                                    Availability is greater than $500,000,000 for
                                                    thirty (30) consecutive days immediately prior
                                                    to such waiver or (ii) Excess Availability is
                                                    less than the then applicable Minimum Covenant
                                                    Trigger for ten (10) consecutive business days.
                                                    If cash dominion is established as set forth in
                                                    clause (ii) above, it shall remain in place
                                                    until such time as average Excess Availability
                                                    is greater than $500,000,000 for thirty (30)
                                                    consecutive days. Notwithstanding the foregoing,
                                                    cash dominion may be required to remain in place
                                                    once established to the extent necessary to
                                                    establish and maintain a relationship with the
                                                    cash management bank. The Borrower shall, prior
                                                    to the Closing Date, send to each of its and the
                                                    Guarantors' local depository banks a letter
                                                    (each such letter, a "Letter of Direction")
                                                    which (a) specifies that such letter is
                                                    irrevocable without the Administrative Agent's
                                                    prior written consent, that the Administrative
                                                    Agent is an intended third party beneficiary of
                                                    such letter and that as such, the Administrative
                                                    Agent may enforce the terms of such letter and
                                                    (b) instructs such bank to wire available funds
                                                    on deposit in the accounts maintained with such
                                                    bank only to the Borrower's concentration
                                                    accounts unless the prior written consent of the
                                                    Administrative Agent is obtained. Frequency of
                                                    sweeps from local depositary accounts to the
                                                    concentration accounts to be determined. Lock
                                                    box agreements and blocked account agreements
                                                    pertaining to the concentration accounts will be
                                                    executed and delivered by all parties prior to
                                                    closing.

                                            o       As of the Closing Date, there would have been
                                                    (i) since Borrower's last consolidated financial
                                                    statement for the period ended January 1, 2003,
                                                    no material adverse change, individually or in
                                                    the aggregate, in the business, financial or
                                                    other condition of the Borrower and its
                                                    subsidiaries taken as a whole or the Collateral
                                                    which would be subject to the security interest
                                                    granted to the Administrative Agent and Lenders
                                                    or in the prospects or projections of Borrower
                                                    and its subsidiaries taken as a whole; it being
                                                    understood that neither (x) a war or armed
                                                    conflict instituted by or against the United
                                                    States nor (y) changes reflected in the Business
                                                    Plan directly resulting from transactions
                                                    contemplated thereby shall constitute a material
                                                    adverse change under this clause (i), (ii) no
                                                    litigation commenced which could reasonably be
                                                    expected to have a material adverse impact on
                                                    the Borrower and its subsidiaries taken as a
                                                    whole, its or their respective business or
                                                    ability to repay the loans, or which would
                                                    challenge the transaction under consideration,
                                                    (iii) since Borrower's last consolidated
                                                    financial statement for the period ended January
                                                    1, 2003, no material increase in the
                                                    liabilities, liquidated or contingent, of the
                                                    Borrower and its Subsidiaries taken as a whole,
                                                    or a material decrease in the assets of the
                                                    Borrower and its subsidiaries taken as a whole;
                                                    it being understood that neither (x) the GOB
                                                    sales contemplated by the Business Plan nor (y)
                                                    the application of "fresh start" accounting by
                                                    the Borrower shall constitute a material
                                                    decrease in the assets of the Borrower and its
                                                    subsidiaries, and (iv) since the date hereof, no
                                                    material adverse change in the lending market
                                                    for facilities of this nature that in the
                                                    Co-Arrangers' reasonable judgment would impair
                                                    syndication of the Financing.

                                            o       As of the Closing Date, there shall not have
                                                    been any increase in the long-term indebtedness
                                                    of the Borrower and the Guarantors in excess of
                                                    $150,000,000 over the long-term indebtedness
                                                    projected in the Business Plan.

                                            o       As of the Closing Date, there shall be Excess
                                                    Availability of at least $1,300,000,000 (which
                                                    shall include unrestricted cash (other than cash
                                                    necessary for store operations in an amount
                                                    equal to $300,000,000) as availability for the
                                                    purpose of determining whether this condition
                                                    has been satisfied, but only to the extent no
                                                    revolving advances, other than Letters of
                                                    Credit, have been or will be made as of the
                                                    Closing Date).

                                            o       As of the Closing Date, the Borrower shall have
                                                    delivered a final business plan that is
                                                    consistent to the Business Plan in all material
                                                    respects or is otherwise satisfactory to the
                                                    Initial Lenders.

                                            o       Lender syndication/assignment rights consistent
                                                    with the terms hereof and the Syndication
                                                    Letter.

                                            o       Governing law: New York.


Each Initial Lender's commitment hereunder is subject to the execution and delivery of final legal documentation acceptable to such Initial Lender and its counsel incorporating the terms set forth in this Commitment Letter and, if applicable, the Syndication Letter and such other terms to be agreed between the Initial Lenders and the Borrower which are not inconsistent with the terms set forth herein, the Fee Letter or the Syndication Letter.

You agree that (i) each of GECMG, FSI and BAS will act as the co-lead arrangers and co-book runners for the Loans, (ii) each of GE Capital and FRFI will act as the co-collateral agents for the Loans, (iii) each of FRFI and BofA will act as co-syndication agents for the Loans and (iv) GE Capital will act as the sole and exclusive administrative agent for the Loans, and that no additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the Co-Arrangers' consent. You agree that no Lender will receive any compensation of any kind for its participation in the Financing, except as expressly provided for in this Commitment Letter or the Fee Letter or the Syndication Letter.

To ensure an orderly and effective syndication of the Financing, you agree that until the earlier to occur of (i) the syndication of each of the Initial Lender's commitments to their respective desired hold position as described in the Syndication Letter or the termination of such commitment, (ii) 90 days after the Closing Date and (iii) the completion of the syndication, as determined by the Co-Arrangers, you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication of or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof, but excluding (x) the issuance of any securities pursuant to the Plan of Reorganization, (y) the issuance or incurrence of indebtedness permitted pursuant to the terms hereof in an amount not to exceed $10,000,000 in the aggregate and (z) borrowings under the DIP facility), without the prior written consent of the Co-Arrangers.

By signing this Commitment Letter, Borrower and the Initial Lenders acknowledge that this Commitment Letter supersedes any and all discussions and understandings, written or oral, between or among GE Capital, the other Initial Lenders and any other person as to the subject matter hereof, including, without limitation, the letter of interest dated December 27, 2002 between GE Capital Commercial Finance, Inc. and Borrower (collectively, the "Prior Letter"). No amendments, waivers or modifications of this Commitment Letter or any of its contents shall be effective unless expressly set forth in writing and executed by Borrower and the Initial Lenders.

Except as required by law, neither this Commitment Letter, the Prior Letter, the Fee Letter, the Syndication Letter nor their contents will be disclosed publicly or privately except to the Sponsor and those individuals who are your or the Sponsor's officers, employees or advisors who have a need to know as a result of being involved in the Financing only on the condition that such matters may not be further disclosed. No person, other than the parties signatory hereto, is entitled to rely on this Commitment Letter or any of its contents. No person shall, except as required by law, use the name of, or refer to, any Initial Lender, or any of its affiliates (including GECMG, FSI or BAS), in any correspondence, discussions, advertisement or disclosure made in connection with the Financing without the prior consent of such Initial Lender. Each of the parties hereto hereby consents to the delivery of this Commitment Letter to the Bankruptcy Court with respect to the Bankruptcy Case, all parties required to be served in connection with the Letter Approval (as defined below) and to the statutory committees in the Bankruptcy Case, but solely for the purpose of obtaining the Letter Approval.

Regardless of whether the commitment herein is terminated or the Financing closes, Kmart agrees to pay upon demand to each Initial Lender and GECMG, FSI and BAS (collectively, the "Lender Parties", and each, as "Lender Party") all
(i) out-of-pocket appraisal costs and expenses of the Administrative Agent,
(ii) other reasonable out-of-pocket expenses which may be incurred by such Lender Party in connection with the Financing (including all reasonable legal costs and fees) incurred in the preparation of this Commitment Letter, the Fee Letter, the Syndication Letter, the Prior Letter, and evaluation of and documenting of the Financing, and (iii) a field examination fee of $750 per person per day plus actual out-of-pocket expenses of the Administrative Agent in connection with the conduct of the Administrative Agent's field audit). Borrower's reimbursement obligation hereunder shall apply whether or not the Financing closes, and (x) GE Capital's right to receive reimbursement of all costs and expenses incurred in connection with the Financing shall be secured by (and payable with) the Underwriting Deposit (as hereinafter defined) and
(y) each Initial Lenders' rights to receive reimbursement of all costs and expenses incurred in connection with the Financing shall be entitled to priority as an administrative claim under Section 503(b)(1) of the Bankruptcy Code and shall be payable upon demand by such Initial Lender without any further order of the Bankruptcy Court, whether or not the Financing closes. Regardless of whether the commitment herein is terminated or the Financing closes, Borrower shall indemnify and hold harmless each of the Lender Parties, the Lenders, their respective affiliates, and the directors, officers, employees, agents, attorneys and representatives of any of them (each, an "Indemnified Person"), from and against all suits, actions, proceedings, claims, damages, losses, liabilities and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal), which may be instituted or asserted against or incurred by any such Indemnified Person in connection with, or arising out of, this Commitment Letter, the Fee Letter, the Syndication Letter, the Prior Letter, the Financing, the documentation related thereto, any other financing related thereto, any actions or failures to act in connection therewith, and any and all environmental liabilities and reasonable legal costs and expenses arising out of or incurred in connection with any disputes between or among any parties to any of the foregoing, and any investigation, litigation, or proceeding related to any such matters. Notwithstanding the preceding sentence, indemnitors shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. Under no circumstances shall any Lender Party or any of their respective affiliates be liable to you or any other person for any punitive, exemplary, consequential or indirect damages which may be alleged in connection with this Commitment Letter, the Fee Letter, the Prior Letter, the Syndication Letter, the Financing, the documentation related thereto or any other financing, regardless of whether the commitment herein is terminated or the Transaction or the Financing closes.

So that GE Capital may begin its due diligence and field audit, please (i) deliver an underwriting deposit to GE Capital in the initial amount of $500,000 within one business day of the date of delivery of this Commitment Letter by GE Capital that is fully earned on as of the date hereof; provided that if, from time to time, after application of such amounts to the fees and expenses contemplated herein the amount on deposit with GE Capital is less than $50,000, you shall deposit such additional amounts with GE Capital so that the balance on deposit with GE Capital at any time prior to the Closing Date is not less than $50,000 (such initial deposit and any subsequent deposits, collectively, the "Underwriting Deposit"), (ii) deliver to GE Capital, on or before January 29, 2003, a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to GE Capital, authorizing Kmart's aggregate payment to GE Capital of the Underwriting Deposit, (iii) sign and return this Commitment Letter, the Syndication Letter and the Fee Letter on or before February 28, 2003 and (iv) deliver to the Administrative Agent, on or before February 28, 2003, a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to the Administrative Agent, authorizing Borrower's acceptance of, and performance under, this Commitment Letter, the Syndication Letter and the Fee Letter, which order shall specifically provide that (x) GE Capital's rights to receive the fees and deposits referenced herein, in the Syndication Letter and in the Fee Letter, and reimbursement of all costs and expenses incurred in connection with the Financing, shall be secured by, and payable with, the Underwriting Deposit and (y) the Lender Parties' rights to receive the fees and deposits referenced herein, the Syndication Letter and in the Fee Letter and reimbursement of all costs and expenses incurred in connection with the Financing, shall be entitled to priority as administrative expense claims under Section 503(b)(1) of the Bankruptcy Code and shall be entitled to payment upon demand by the Initial Lenders, in each case, without any further order of the Bankruptcy Court, whether or not the commitment described herein is terminated or whether the Financing closes (the "Letter Approval").

GE Capital will charge the Underwriting Deposit for fees and expenses to be reimbursed as outlined above. If GE Capital should close the Financing, your remaining Underwriting Deposit (net of fees and expenses) will be applied toward fees due at closing. In all other circumstances, GE Capital will retain the remaining Underwriting Deposit.

EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS COMMITMENT LETTER, THE SYNDICATION LETTER, THE FEE LETTER, THE PRIOR LETTER, ANY TRANSACTION RELATING HERETO OR THERETO, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. Each party hereto consents and agrees that (i) the state or federal courts located in New York County, City of New York, New York and (ii) solely during the pendency of the Bankruptcy Case, the Bankruptcy Court, shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto pertaining to this Commitment Letter, the Fee Letter, the Syndication Letter, the Prior Letter or the Financing under consideration, any other financing related thereto, and any investigation, litigation, or proceeding related to or arising out of any such matters, provided, that the parties hereto acknowledge that any appeals from those courts may have to be heard by a court (including an appellate court) located outside of such jurisdiction. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection which such party may have based upon lack of personal jurisdiction, improper venue or inconvenient forum.

This Commitment Letter is governed by and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed in that state.

This Commitment Letter shall be of no force and effect unless and until (a) this Commitment Letter, the Syndication Letter and the Fee Letter are each executed and delivered to the undersigned on or before 5:00 p.m. Central Standard time on February 28, 2003 by facsimile at (312) 463-3840 and (b) such delivery is accompanied by (i) payment of the Commitment Fee and any other fees or deposits due and payable to the Initial Lenders as provided herein, in the Syndication Letter or in the Fee Letter and (ii) a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to the Initial Lenders, authorizing Borrower's acceptance of, and performance under, this Commitment Letter, the Syndication Letter and the Fee Letter, which order shall specifically provide that (x) GE Capital's rights to receive the fees and deposits referenced herein, in the Syndication Letter and in the Fee Letter, and reimbursement of all costs and expenses incurred in connection with the Financing, shall be secured by, and payable with, the Underwriting Deposit and (y) the Lender Parties' rights to receive the fees and deposits referenced herein, the Syndication Letter and in the Fee Letter and reimbursement of all costs and expenses incurred in connection with the Financing, shall be entitled to priority as administrative expense claims under Section 503(b)(1) of the Bankruptcy Code and shall be entitled to payment upon demand by the Initial Lenders, in each case, without any further order of the Bankruptcy Court, whether or not the commitment described herein is terminated or whether the Financing closes. Once effective, each of the Initial Lender's commitment to provide financing in accordance with the terms of this Commitment Letter shall cease if the Financing is not funded for any reason, on or before May 31, 2003, and, notwithstanding any further discussions, negotiations or other actions taken after such date, neither any Initial Lender nor any of its affiliates shall have any liability to any person in connection with its refusal to fund the Financing or any portion thereof after such date.

Notwithstanding anything to the contrary contained in this Commitment Letter,
(i) each Initial Lender's commitment to provide financing in accordance with the terms of this Commitment Letter, the Fee Letter and the Syndication Letter shall cease if (i) GE Capital is ordered by the Bankruptcy Court to return the Underwriting Deposit or (ii) the Borrower does not deliver to GE Capital, on or before January 29, 2003, a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to GE Capital, authorizing Kmart's aggregate payment to GE Capital of the Underwriting Deposit, and, notwithstanding any further discussions, negotiations or other actions taken after such date, neither any Initial Lender nor any of its affiliates shall have any liability to any person in connection with its refusal to fund the Financing or any portion thereof after such date.

Notwithstanding anything to the contrary contained in this Commitment Letter, the Fee Letter or the Syndication Letter, the Borrower shall have no obligations under this Commitment Letter (other than the obligation to remit the Underwriting Deposit to GE Capital), the Fee Letter or the Syndication Letter until such time as the Borrower obtains the Letter Approval.

Our business is helping yours. We look forward to working with you towards closing this Financing.

                                        Sincerely,

                                        GENERAL ELECTRIC  CAPITAL CORPORATION.


                                        By:__________________________________
                                            Donna Evans
                                        Its: Duly Authorized Signatory


                                        GECC CAPITAL MARKETS GROUP, INC.


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


                                        FLEET RETAIL FINANCE INC.


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


                                        FLEET SECURITIES, INC.


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


                                        BANK OF AMERICA, N.A.


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


                                        BANC OF AMERICA SECURITIES LLC


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


AGREED AND ACCEPTED
THIS ___ DAY OF __________, 2003

KMART CORPORATION, as Debtor and Debtor-in-Possession


By:__________________________________
Its:

                                   Exhibit A

The Financing documentation will contain:

o In addition to the representations and warranties, affirmative and negative covenants, conditions precedent and events of default set forth in this Exhibit A, the Administrative Agent may add additional representations and warranties, affirmative and negative covenants, conditions precedent and events of default (or make any changes to any of the foregoing that are described herein) to address material matters that may be disclosed during the course of due diligence and which are either inconsistent with the Business Plan or otherwise not addressed therein.

o The following representations and warranties (subject to customary baskets, exceptions and qualifications to be agreed): (i) due organization and good standing (subject to a materiality exception for foreign qualifications), (ii) corporate authorization to do business and enter into the Credit Documents and execution, delivery and enforceability of the Financing documents, (iii) execution, delivery and performance by the Borrower and the Guarantors will not conflict with or cause a default under their respective constituent documents, material agreements and contracts, or applicable laws or judgments binding on them or their assets, (iv) possession of all licenses, permits and governmental approvals necessary to conduct business (subject to a materiality standard to be agreed), (v) accurate disclosure, subject to appropriate materiality qualifications, (vi) capital structure and ownership on the closing date, (vii) representations relating to the validity, perfection and priority of the security interests of the Administrative Agent and the Lenders and the ownership and locations of collateral, (viii) compliance with laws (including, without limitation, specific representations regarding ERISA, taxes and environmental laws having a materiality standard to be agreed), except to the extent that non-compliance could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of the Borrower and Guarantors, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the definitive loan documentation, (c) the collateral or the Administrative Agent's Liens, on behalf of itself and Lenders, on the collateral or the priority of such Liens, or (d) the Administrative Agent's and any Lender's rights and remedies under the definitive credit documentation (any of the foregoing, a "Material Adverse Effect"), (ix) absence of litigation which either challenges the execution, delivery and performance by the Borrower or the Guarantors of the Loan Documents or the validity or enforceability thereof or could otherwise reasonably be expected to have a Material Adverse Effect, (x) labor and ERISA matters, (xi) use of proceeds, including no violation of margin regulations, (xii) payment of federal and state and local taxes prior to the delinquency thereof except to the extent contested in good faith and reserved and certain other matters relating to taxes, (xiii) insurance,
      (xiv) absence of liens and indebtedness, including guarantees, other than those permitted by the exceptions to the related negative covenants, (xv) federal tax identification and state organizational numbers, (xvi) preparation and accuracy in all material respects of financial statements, including specific representations regarding pro forma financial statements and projections, (xvii) no material adverse change since January 1, 2003 or such later date to be agreed upon, (xviii) ownership and use rights of intellectual property (subject to a materiality standard to be agreed), (xix) absence of material casualty or condemnation event at closing, (xx) absence of certain types of governmental regulation/restriction (e.g., Investment Company Act, PUHCA), (xxi) absence of brokers relating to the Financing, (xxii) deposit and other banking accounts, (xxiii) identification of material supplier and trade creditors, (xxiv) subsidiaries, joint ventures and affiliates, (xxv) ownership of material property and absence of liens thereon (other than as permitted by the Financing documentation),
      (xxvi), (xxvii) solvency, (xxviii) status of holding company (e.g., a shell company) and (xxix) absence of any liabilities or obligations of the Borrower and/or any Guarantor, on the one hand, for the liabilities or obligations of any affiliate or subsidiary which is a non-Guarantor, on the other hand (with appropriate baskets to be determined based upon the approved Plan of Reorganization).

o The following conditions precedent: (i) execution and delivery of definitive loan documentation acceptable to the Administrative Agent (including, without limitation, a credit agreement, promissory notes, security agreement, guarantees, fee letter, documents pertaining to letters of credit and subordination and intercreditor agreements, including, with respect to trade creditors, intercreditor agreements regarding access to the premises and enforcement in respect of liens on the Collateral), (ii) delivery of evidence of insurance coverage required by the loan agreement and required endorsements thereto, (iii) evidence of the Administrative Agent's perfected, first priority lien,
      (iv) initial borrowing base certificate, (v) initial notice of borrowing, (vi) letter of direction with regard to loan proceeds to be disbursed on the closing date, (vii) evidence of satisfactory cash management arrangements in accordance with the terms of this Commitment Letter, (viii) certified copies of the constituent documents, resolutions, good standing certificates and incumbency of officers of each of the Borrower and the Guarantors, (ix) a letter from the Borrower and the Guarantors authorizing their independent auditors to communicate with the Administrative Agent and the Lenders (so long as, in the absence of an existing Event of Default, one or more of the senior officers of the Borrower has been invited to attend (if a meeting) or otherwise participate in such communications), (x) an officer's certificate dated as of the closing date as to certain factual matters,
      (xi) receipt of audited financial statements for the fiscal year ending January 31, 2003 to the extent available and certified copies of other financial statements (including unaudited financial statements, pro formas and projections) required to be delivered under this Commitment Letter, (xii) satisfaction of other items set forth in the Commitment Letter and (xii) such other certificates, documents and agreements respecting the Borrower or any Guarantor as the Administrative Agent may reasonably request.

o The following conditions to each borrowing or other extension of credit (other than conversions or continuations of interest periods): (i) no continuing Event of Default or Default existing prior to such borrowing or after giving effect thereto, (ii) accuracy of representations and warranties, (iii) timely delivery of appropriate notice of borrowing or letter of credit request and (iv) the requested extension of credit would not exceed the available commitment or, in the case of letters of credit or swingline loans, any applicable sublimit.

o The following affirmative covenants (subject to customary baskets, exceptions and qualifications to be agreed): (i) maintenance of existence and franchises (except to the extent that the failure to maintain could not reasonably be expected to have a Material Adverse Effect), (ii) access to book and records upon reasonable prior notice during business hours or during the continuance of a Default or Event of Default, at any time and from time to time, (iii) inventory appraisals to the extent provided herein, (iv) appropriate insurance provisions to be agreed, but in any event, unless otherwise agreed by the Administrative Agent, such provisions will provide that the Collateral must be insured at 100% of its replacement value, shall require loss payee and additional insured endorsements in the name of the Administrative Agent and 100% of the proceeds thereof shall be solely payable to the Administrative Agent for the benefit of the Lenders on terms to be agreed, (v) compliance with law (including, without limitation, environmental laws, labor and ERISA laws), except to the extent that non-compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect,
      (vi) maintenance of properties (subject to materiality provisions to be agreed), (vii) financial disclosure as provided herein, (viii) typical further assurances provisions relating to the validity, perfection and priority of liens on the collateral, (ix) payment of taxes and other charges when due, subject to the right to contest in good faith with appropriate reserves, (x) maintain accurate books and records in accordance with GAAP, (xi) endorsements to insurance policies in favor of the Administrative Agent, including 30 days (or such shorter period, if any, to which the Administrative Agent may agree) prior notice of termination or cancellation of policies, (xii) supplemental disclosure (including, without limitation, monthly reporting regarding changes in the location of any Collateral) , (xiii) maintenance of intellectual property (subject to a materiality standard to be agreed), (xiv) compliance with agreements to be mutually determined (subject to a materiality standard to be agreed), (xv) obtain Letters of Direction signed by the applicable depository bank (on the terms set forth in the Commitment Letter) for each bank account (other than a concentration account, which shall be subject to cash dominion as provided in the Commitment Letter) established after the Closing Date and (xvi) obtain and maintain landlord/bailee/mortgagee waivers in accordance with the terms of this Commitment Letter.

o The following negative covenants: restrictions (subject to customary baskets, exceptions and qualifications to be agreed) on (i) mergers of the Borrower and the Guarantors with third parties or subsidiaries or affiliates which are non-Guarantors, (ii) the incurrence of indebtedness other than: indebtedness existing on the closing date ( the amount of which is consistent with the limitations set forth elsewhere in this Commitment Letter), indebtedness among the Borrower and the Guarantors, purchase money financing of fixed assets subject to a basket to be agreed, indebtedness secured by real estate, fixtures and equipment incurred after the closing date in an amount not to exceed $250,000,000 at any time outstanding, obligations with respect to inventory consigned to the Borrower or any Guarantor, other unsecured indebtedness incurred in the ordinary course of business to be agreed and additional unsecured indebtedness in an amount not in excess of a basket to be determined,
      (iii) the incurrence of liens on (a) the Collateral and (b) the leasehold real estate in favor of the trade creditors (with exceptions for Subordination Rights Agreements), (iv) guaranties of obligations of non-Borrower/Guarantor third parties, subject to traditional, ordinary course exceptions, (v) dividends by the Borrower and repurchases of the Borrower's capital stock except to the extent provided herein, (vi) investments in persons other than the Borrower and the Guarantors and traditional, ordinary course exceptions, (vii) affiliate transactions, except to the extent provided herein, (viii) asset and subsidiary stock sales, except to the extent set forth herein, (ix) loans and advances to persons or entities other than to Guarantors, (x) changes to agreements to be mutually determined (subject to a materiality standard to be agreed), (xi) ERISA events (subject to a materiality standard to be agreed), (xii) releases of hazardous materials in violation of environmental laws (subject to a materiality standard to be agreed),
      (xiii) prepayments of indebtedness, (xiv) changes in business and constituent documents, (xv) cancellation of indebtedness owed to Borrower and/or its subsidiaries, (xvi) changes in corporate name and fiscal year, unless upon 30 days' prior notice to the Administrative Agent, (xvii) speculative hedging, (xviii) holding company activities and obligations, (xix) investments in subsidiaries of the Borrower that are not Guarantors, (xx) Borrower or any Guarantor entering into any agreement restricting or prohibiting such person from paying dividends or making distributions or making or repaying intercompany loans and
      (xxi) deposits of cash into any local depository account for which a Letter of Direction has not been delivered to, or if applicable, by the relevant depository bank.

o     The financial covenants identified elsewhere in this Commitment Letter.

o Customary indemnities, including, without limitation, LIBOR breakage, tax gross-ups, general indemnity, payment of fees and expenses.

o The following Events of Default: (i) failure to pay principal when due or interest or other amounts within 5 business days following the date on which such payment was due, (ii) material misrepresentations, (iii) failure to comply with certain affirmative covenants for 5 business days (delivery of financial statements, projections, collateral reports, and other reports, notices and documents and insurance other than the Collateral Insurance (as hereinafter defined)), (iv) failure to comply with certain affirmative covenants for 30 days (other than those set forth in clause (iii) above or clause (v) below) after written notice thereof from the Administrative Agent, (v)failure to comply with certain affirmative (use of proceeds, insurance covering the Collateral (the "Collateral Insurance") and cash management system with appropriate immaterial deviations to be agreed) and all negative or financial covenants, (vi) cross-default to indebtedness that can then be accelerated in a principal amount in excess of a basket to be determined, (vii) judgments in excess of a basket to be determined that remain unstayed for 60 days, (viii) failure of the liens on the collateral or a material provision of the Financing documents, (ix) typical bankruptcy defaults (with a 45 day grace period for involuntary actions), (x) certain ERISA events to be determined, (xi) seizure of a material portion of assets, (xii) material inaccuracies in any Borrowing Base Certificate to the extent an overadvance results therefrom, (xiii) change of control and (xiv) challenge to enforceability by the Borrower or any Guarantor/validity of loan documents/liens. Remedies in the event of a continuing Event of Default will be customary for facilities of this type and satisfactory to the Administrative Agent and Borrower.

o Customary provisions regarding capital adequacy, change in reserve requirements and availability of LIBOR loans.

The general representations, warranties, covenants and Events of Default contained in the Financing documentation will not be applicable to subsidiaries of the Borrower that do not emerge from the bankruptcy proceedings, but will apply to any subsidiaries acquired or formed after the closing date and to any subsidiaries which do emerge from bankruptcy after the closing date (with appropriate procedures to be agreed upon before any such subsidiaries may have their Inventory included in the determination of Availability). The Financing documentation may contain additional representations, warranties, conditions precedent, affirmative and negative covenants and Events of Default (and qualifications thereto) that are customary for facilities of this type and satisfactory to the Administrative Agent and Borrower.

                                                                Exhibit 4.2

                              FOURTH AMENDMENT TO
                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                  FOURTH AMENDMENT, dated as of January 9, 2003 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 22, 2002, among KMART CORPORATION, a Michigan corporation (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions party thereto (together with JPMorgan Chase, the "Banks") and JPMORGAN CHASE BANK, as Agent for the Banks (in such capacity, the "Agent"):

                             W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of January 22, 2002, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of February 15, 2002, as further amended by that certain Second Amendment to Revolving Credit and Guaranty Agreement dated as of March 7, 2002 and as further amended by that certain Third Amendment to Revolving Credit and Guaranty Agreement dated as of August 23, 2002 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, the Borrower and the Guarantors have requested that certain provisions of the Credit Agreement be amended subject to and upon the terms and conditions set forth herein so as to, among other things, modify the negative covenant with respect to minimum EBITDA appearing in the Credit Agreement and permit additional store closures;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

                  2. Section 5.01(d) of the Credit Agreement is hereby amended by: (I) deleting the word "and" appearing immediately before subclause "(y)" in the sixth line of subsection (i) and inserting a comma in its place; (II) immediately before the semicolon appearing at the end of subclause "(y)" in subsection (i), inserting "and (z) a report setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05 and 6.10"; (III) deleting the word "and" appearing immediately before clause "(ii)" in the seventh line thereof and inserting a comma in its place; and (IV) adding the following clause (iii) at the end thereof: "and (iii) 30 days after the end of each fiscal month, a report in detail reasonably satisfactory to the Agent setting forth the cumulative Net Proceeds received during the period from January 22, 2002 through the end of such month of sales and other dispositions of leasehold interests and other fixed assets referred to in Section 2.13(b);".

                  3. Section 6.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  SECTION 6.05  EBITDA.

                  (a) Permit cumulative EBITDA for the Borrower and the Guarantors for the fiscal period beginning on February 1, 2002 and ending on or about December 31, 2002 to be less than $100,000,000.

                  (b) Permit cumulative EBITDA for the Borrower and the Guarantors for each rolling twelve (12) fiscal month period ending on or about each of the dates listed below to be less than the amount specified opposite such date:

                  ----------------------------------------------------------
                  January 31, 2003                     $(200,000,000)
                  ----------------------------------------------------------
                  February 28, 2003                    $(200,000,000)
                  ----------------------------------------------------------
                  March 31, 2003                       $(200,000,000)
                  ----------------------------------------------------------
                  April 30, 2003                       $(150,000,000)
                  ----------------------------------------------------------
                  May 31, 2003                         $(150,000,000)
                  ----------------------------------------------------------
                  June 30, 2003                        $(100,000,000)
                  ----------------------------------------------------------
                  July 31, 2003                        $(100,000,000)
                  ----------------------------------------------------------
                  August 31, 2003                      $(100,000,000)
                  ----------------------------------------------------------
                  September 30, 2003                   $(100,000,000)
                  ----------------------------------------------------------
                  October 31, 2003                     $(100,000,000)
                  ----------------------------------------------------------
                  November 30, 2003                    $(100,000,000)
                  ----------------------------------------------------------
                  December 31, 2003                    $(100,000,000)
                  ----------------------------------------------------------
                  January 31, 2004                     $(100,000,000)
                  ----------------------------------------------------------
                  February 29, 2004                    $(100,000,000)
                  ----------------------------------------------------------
                  March 31, 2004                       $(100,000,000)
                  ----------------------------------------------------------


                  4. Section 2.19 of the Credit Agreement is hereby amended by: (i) deleting the word "and" appearing therein and inserting a comma in its place; and (ii) inserting the following at the end thereof: "and that certain Fourth Amendment Fee Letter dated January 9, 2003".

                  5. Item 13 of Schedule 6.11 to the Credit Agreement is hereby amended in its entirety to read as follows:

                    13. Any sale or other disposition of all or any of the inventory, fixtures, equipment, real estate, leasehold and other related assets in connection with (x) prior to the Fourth Amendment Effective Date (as referred to below), up to 15% of the Borrower's and the Guarantors' current stores that may be closed from time to time and (y) from and after the Fourth Amendment Effective Date (as defined in that certain Fourth Amendment to Revolving Credit and Guaranty Agreement dated as of January 17, 2003) up to an additional 432 of the Borrower's and the Guarantors' stores (and up to two distribution centers) existing on the Fourth Amendment Effective Date that may be closed from time to time.

                  6. The amendments set forth in this Amendment shall not become effective (the "Fourth Amendment Effective Date") until the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Required Bank and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, provided that notwithstanding the occurrence of the Fourth Amendment Effective Date, the effect of this Amendment shall terminate and be of no further force or effect if (x) on or before January 31, 2003, the Bankruptcy Court shall not have entered an order substantially in the form of Exhibit A hereto authorizing the terms of this Amendment and the payment no later than January 31, 2003 by the Borrower to the Agent for its own account of an arrangement fee in the amount heretofore agreed upon by the Borrower and the Agent and the payment no later than January 31, 2003 by the Borrower to the Agent, for the respective account of each Bank that has executed and delivered to the Agent a counterpart of this Amendment by not later than 5:00 p.m. (New York City time) on January 16, 2003, an amendment fee in an amount equal to 1/4 of 1% of such Bank's Tranche A Commitment and/or Tranche B Credit-Linked Deposit on January 16, 2003, and
(y) such arrangement fee and amendment fee shall not have been paid in cash to the Agent for its own account and the accounts of the Banks referred to above, respectively, within one Business Day after entry of the order referred to above.

                  7. The Borrower and the Guarantors represent that as of December 31, 2002, the cumulative Net Proceeds received by them in connection with sales or other dispositions of leasehold interests and fixed assets contemplated by Section 2.13(b) of the Credit Agreement is in the amount of $53,077,832.

                  8. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                  9. The Borrower agrees that its obligations set forth in
Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

                  10. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  11. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  12. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                 [Remainder of page intentionally left blank]

                      [Signature Pages Separately Posted]

                                                              EXHIBIT A TO
                                                          FOURTH AMENDMENT

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION

--------------------------------------------X

In re:                                      :    Chapter 11

Kmart Corporation, et al,                   :    Case Nos. 02 B 2474
                                                 (Jointly Administered)
                                            :
                           Debtors.
--------------------------------------------X

                    ORDER AUTHORIZING DEBTORS TO ENTER INTO
                  FOURTH AMENDMENT TO POST-PETITION FINANCING
        AGREEMENT APPROVED PURSUANT TO FINAL ORDER DATED MARCH 6, 2002

         Upon the motion filed January __, 2003 (the "Motion") of Kmart Corporation ("Kmart") for entry of an order (the "Order") approving certain amendments (the "Amendment") to the Debtors' postpetition credit facility (the "DIP Facility"), including the adjustment of certain financial covenants and seeking the authority for the payment of fees in connection therewith, and pursuant to Bankruptcy Rules 2002 and 4001, proper and adequate notice of the Motion has been given and no other or further notice is necessary and upon the record made in connection with the hearings on the approval of the DIP Facility and on the Motion, after due deliberation and consideration and sufficient cause appearing therein:

         IT IS HEREBY DETERMINED, ORDERED And Adjudged That:

         1. The Motion is granted.

         2. This Court has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334, and this is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2).

         3. The Debtors' decision to enter into the Amendment, substantially in the form set forth as Exhibit 1 attached hereto, is reasonable and appropriate under the circumstances and such Amendment is hereby approved.

         4. The fees payable pursuant to the terms of the Amendment and the Fee Letter referred to therein and the other fees described in the Motion are reasonable and appropriate and are hereby approved and shall be nonrefundable upon their payment in accordance with the Amendment.

         5. The Debtors and the Guarantors are authorized to execute and deliver the Amendment and to perform all acts and to make, execute and deliver the Fee Letter and other instruments and documents as may be reasonably required by the Agent to give effect to or to evidence the same (all such letters, instruments, documents, amendments and modifications are referred to collectively as the "Documents") and the Debtors are authorized to take any and all actions necessary or desirable to perform the obligations under the Amendment and the Documents.

         6. The Amendment has been negotiated in good faith and at arm's-length among the Debtors, the Agent and the DIP Lenders, as that term is used in Section 364(e) of the Code.

         7. The Post-Petition Financing (as defined in the Final Order dated March 6, 2002 (the "Final Order"), approving the Post-Petition Financing) as amended from time to time including as amended by the Amendment remains subject to all of the same terms, conditions, protections, claims and liens set forth in the Final Order and the Final Order is incorporated herein by reference as if fully set forth herein.

         8. Notwithstanding Rule 4001 of the Federal Rules of Bankruptcy Procedure, this Order shall take effect immediately upon its entry.

Dated:  Chicago, Illinois
        January __, 2003


                                            __________________________________
                                            UNITED STATES BANKRUPTCY JUDGE

                                                               Exhibit 99.1


CONTACT:
         Kmart Media Relations
         (248) 463-1021

                                                     For Immediate Release



          KMART RECEIVES COMMITMENT FOR $2 BILLION IN EXIT FINANCING
                 AS COMPANY PREPARES TO EMERGE FROM CHAPTER 11

             Board of Directors Approves Five-Year Business Plan,
                Adopts Framework for a Plan of Reorganization,
            And Targets Emergence from Chapter 11 by April 30, 2003

         Completes Review of Store Portfolio and Distribution Network;
                Will Close 326 Stores and a Distribution Center

               Files Monthly Operating Report for December 2002


TROY, MICHIGAN, JANUARY 14, 2003 - Kmart Corporation (Pink Sheets: KMRTQ) today announced a number of significant developments as it prepares to complete its fast-track reorganization and emerge from Chapter 11 by April 30, 2003:

o The Company has received a commitment for up to $2 billion in exit financing from GE Commercial Finance, Fleet Retail Finance Inc. and Bank of America, N.A. This credit facility, which will be secured by inventory, would replace the Company's current $2 billion debtor-in-possession (DIP) facility on the effective date of a Plan of Reorganization. The financing is subject to the satisfaction of customary conditions to closing and would be available to Kmart to help meet its ongoing working capital needs, including borrowings for seasonal increases in inventory.

o Kmart's Board of Directors yesterday approved in principle the Company's five-year business plan and the framework for an all-equity Plan of Reorganization. The Board directed the Company's management and advisors to complete negotiations with the statutory committees representing the Company's stakeholders as to the final terms of the Plan. The Company expects to finalize and file its proposed Plan of Reorganization and related Disclosure Statement with the United States Bankruptcy Court for the Northern District of Illinois on or about January 24, 2003. The Disclosure Statement is expected to include detailed information about the Company's five-year business plan, the proposed Plan of Reorganization, financial estimates regarding the Company's reorganized business enterprise value and supporting the compliance of the Plan of Reorganization with the "best interests" requirements of the Bankruptcy Code, and events leading up to and during Kmart's Chapter 11 cases. Kmart said that the Disclosure Statement would also include information regarding the Company's stewardship review, which has been substantially completed. Approval of the Disclosure Statement and related voting solicitation procedures, which Kmart will seek at its February 25, 2003 omnibus hearing in the Bankruptcy Court, would permit the Company to solicit acceptances for the proposed Plan of Reorganization commencing in March and to seek confirmation of the proposed Plan of Reorganization by the Bankruptcy Court in mid-April 2003. Assuming that these milestones can be achieved, Kmart would emerge from Chapter 11 reorganization on or about April 30, 2003.

o As part of its efforts to enhance the Company's operating and financial performance, Kmart today announced the completion of its strategic review of its store base and distribution centers which will result in the closing of 326 stores, as well as a distribution center. Kmart will continue to operate more than 1,500 stores in convenient locations across the United States, the Caribbean and Guam.

o In conjunction with the proposed store closings, Kmart has entered into an amendment to its DIP credit facility that permits the additional store closings and adjusts the covenant pertaining to the Company's cumulative EBITDA (earnings before interest, taxes, depreciation and amortization) over specified periods to provide the Company with additional flexibility going forward.

Kmart said that it was filing motions today with the Bankruptcy Court for a hearing on January 28, 2003 to obtain authority to make certain payments to the exit lenders in connection with its $2 billion exit facility, to approve the amendment to its $2 billion DIP loan facility, and to seek approval of the store-closing program announced today.

Kmart also announced that it has filed its monthly operating report for December 2002. For the five weeks ended January 1, 2003, the Company reported net income of $349 million on net sales of $4.71 billion. Net sales decreased
5.7 percent on a same-store basis as compared to the same period a year ago, reflecting the favorable impact of the inclusion of Thanksgiving Day and weekend sales, which were not included in the same period a year ago.

James B. Adamson, Chairman and Chief Executive Officer of Kmart Corporation, said, "The developments we are announcing today mark an important milestone in Kmart's reorganization. When we filed our Chapter 11 cases last January, the Company anticipated that it would complete the actions required to be taken during its reorganization and emerge from Chapter 11 protection by the second quarter of 2003. Now that the Company has largely completed its Chapter 11 agenda, successfully obtained a commitment for exit financing and is in final negotiations with our stakeholders regarding the terms of what we believe should be a consensual Plan of Reorganization, we expect to meet - or even surpass - our original goal."

Adamson continued, "I am extremely proud of the progress that Kmart has made over the past year with the support of our associates, vendors, creditors and customers. The Company will emerge from its reorganization cases with a much stronger balance sheet, liquidity position and cost structure. Now that we have accomplished all that we can through the Chapter 11 process, we look forward to putting the considerable costs and distractions of bankruptcy behind us and focusing our full time and attention on revitalizing Kmart."


Details of Proposed Plan and Reorganization Timeline

Under the terms being discussed with the Company's statutory committees, substantially all of the remaining prepetition liabilities of the Company would be discharged in exchange for distribution of substantially all of the common equity of the reorganized enterprise to holders of prepetition liabilities, taking into account their relative rights and amounts of their claims, but also resolving the prepetition subsidiary guaranties given on account of the prepetition bank debt. Trade vendors meeting appropriate qualifications would have the benefit for up to two years of a first lien on substantially all owned real estate that is developed and unencumbered, as well as a subordination provision to be included in the Plan of Reorganization regarding future proceeds of leasehold interests (excluding the current store closing program and new financings).

The Plan of Reorganization would also provide for the creation of a creditors' trust for the benefit of the Company's creditors and, possibly, holders of trust preferred securities and/or common stock, to pursue all causes of action arising out of the Company's stewardship review. Except possibly for a minor interest in the proceeds, if any, of the creditors' trust, it is presently expected that current equity holders would not receive any distributions following emergence and their equity interests would be cancelled.

Kmart is working closely with its key constituencies to finalize and subsequently file its proposed Plan of Reorganization and Disclosure Statement with the Bankruptcy Court on or about January 24, 2003. Subject to approval by the Court as to the adequacy of the Disclosure Statement, Kmart plans to begin soliciting acceptances of the Plan of Reorganization from its creditors in March 2003 and for the Bankruptcy Court to conduct a confirmation hearing for the Plan in mid-April 2003. Kmart's case is being presided over by the Honorable Susan Pierson Sonderby.


Store and Distribution Center Closings

Kmart intends to close 266 Kmart and Big Kmart stores and 60 Kmart SuperCenters in 44 states and Puerto Rico, as well as one of its 18 distribution centers. This action is intended to enhance the Company's financial and operating performance by allowing it to further reduce costs, improve cash flow, streamline distribution and focus its resources more efficiently. This store closure announcement completes the strategic review of the Company's store base and distribution centers, which Kmart had previously said it would undertake prior to emergence from Chapter 11.

The factors considered in evaluating the store portfolio were both financial and strategic. Key financial metrics for each location, on both an historical and projected basis, included comparable store sales, gross margin, four-wall EBITDA, store cash flow and lease terms. Strategic considerations included an analysis of the competitive environment in local and regional markets, distance from distribution centers, and the location and number of other Kmart stores in the market.

Julian Day, President and Chief Operating Officer of Kmart, said, "These closings reflect an emphasis on protecting and strengthening our competitive position in key strategic markets. To this end, we are planning an aggressive marketing campaign to remind our current and prospective customers about the outstanding products, service and value that will continue to be available at more than 1,500 Kmart stores in convenient locations across the nation, the Caribbean and Guam."


All stores will remain open pending Bankruptcy Court approval of the Company's store-closing plan and completion of inventory clearance sales at these locations. The store-closing plan is expected to be reviewed by the Bankruptcy Court at the January 28, 2003 omnibus hearing and, if approval is granted, the inventory clearance sales would begin shortly thereafter. The distribution center is slated to close in March.

Kmart will release shortly the list of stores and the location of the distribution center that will be closed. (The list will be issued on PR Newswire and posted at www.kmart.com under Kmart News.) The announcement follows Kmart's notification to the approximately 37,000 associates who work at the impacted stores and distribution center.

To help ease the transition for affected associates, Kmart will provide a range of benefits including supplemental separation pay, extended benefits, and job placement assistance.

"We deeply regret the impact these closings will have on our associates, customers and the communities where the stores are located," Adamson said. "This was a difficult and painful decision, particularly in light of its impact on thousands of dedicated associates who have worked so hard to help the Company. But this is a necessary and important step for Kmart as we prepare for our imminent emergence from Chapter 11 protection."

Kmart anticipates that the sale proceeds generated from store closings, net of expenses, will enhance its cash flow by approximately $500 million in 2003. As a result of the store and distribution center closings, the Company currently estimates that it will incur aggregate restructuring charges of approximately $1.7 billion, a major portion of which will be recorded in the fourth quarter of fiscal 2002 and the remainder to be recorded in fiscal 2003.


Financial Results For December 2002

Kmart today filed its monthly operating report for December 2002 with the Bankruptcy Court and its report on Form 8-K with the Securities and Exchange Commission (SEC).

As noted above, for the five weeks ended January 1, 2003, Kmart reported net income of $349 million on net sales of $4.71 billion. Net sales decreased 5.7 percent on a same-store basis as compared to the same period a year ago, reflecting the favorable impact of the inclusion of Thanksgiving Day and weekend sales, which were not included in the same period a year ago.

The Company reported Gross Margin of $924 million, or 19.6 percent of sales, and Selling, General and Administrative Expenses of $566 million, or 12.0 percent of sales.

Day said, "We were encouraged by the Company's performance in December, particularly in light of the extremely challenging economic environment nationwide. While sales were softer than we had planned, the Company clearly benefited from our ongoing efforts to reduce our cost base, increase inventory turns and improve gross margin. In fact, despite significant clearance markdowns associated with our coupon and sale promotions, which were designed to drive store traffic, gross margin as a percent of sales for December 2002 was essentially flat with the same period a year ago."

As of January 1, 2003, Kmart had no borrowings outstanding and had utilized $345 million of its DIP credit facility for letters of credit. Its total DIP availability as of that date was $1.56 billion.


Amended Historical Filings

Kmart today also filed with the SEC an amended Annual Report on Form 10-K/A for the 2001 fiscal year and amended Quarterly Reports on Form 10-Q/A for the first two quarters of the 2002 fiscal year. As previously reported, these restatements reflect certain adjustments identified as a result of the Company's ongoing review of its accounting practices and procedures.

The net impact of the restatement on prior fiscal years, as previously reported, was to reduce reported operating results by $28 million in fiscal 2001, $24 million in fiscal 2000, and $39 million in fiscal 1999. The restatement also had the effect of reducing the retained earnings on the Company's balance sheet at January 30, 1999 by $138 million.


Reorganization Progress

Kmart Corporation and 37 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on January 22, 2002. In the past year, Kmart has taken a number of actions intended to strengthen its business operations and enhance its financial performance. These steps include the closing of 283 underperforming stores in the second quarter of 2002, rejecting leases for previously closed stores, selling three corporate aircraft, streamlining the Company's management structure, reducing staffing levels at the Company's headquarters, and introducing more efficient business practices throughout the organization.

Adamson said, "We have made considerable progress over the past year in attacking many of the systemic problems that have plagued Kmart's performance for a long time. Clearly, we continue to face many challenges - both within our organization and in a difficult economic environment that has not been kind to many retailers. We are encouraged by our successes, such as the JOE BOXER brand introduction, the favorable reaction to our new store prototype, and our new brand licensing agreement with Thalia. We are confident that we will continue to build momentum and make demonstrable gains in the years ahead."

Kmart Corporation is a mass merchandising company that serves America through its Kmart and Kmart SuperCenter retail outlets. The Company's common stock is currently quoted on the Pink Sheets Electronic Quotation Service
(www.pinksheets.com) under the symbol KMRTQ.


Cautionary Statement Regarding Forward-Looking Information


Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties, including, but not limited to, Kmart's having filed for bankruptcy and factors relating to Kmart's operations and the business environment in which Kmart operates, which may cause the actual results of Kmart to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include those set forth in Kmart's Annual Report on Form 10-K/A for the fiscal year ended January 30, 2002, Kmart's Quarterly Report on Form 10-Q for the fiscal quarter ended October 30, 2002, or in other filings made, from time to time, by Kmart with the Securities and Exchange Commission (the "Company Filings"). The forward-looking statements speak only as of the date when made and Kmart does not undertake to update such statements.


Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.


A plan of reorganization could result in holders of Kmart common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company's Quarterly Report on Form 10-Q, holders of Kmart common stock should assume that they could receive little or no value as part of a plan of reorganization. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value.


Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Kmart common stock or any claims relating to pre-petition liabilities and/or other Kmart securities.